Exhibit 99.1

STERIS CORPORATION

NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

STERIS CORPORATION ANNOUNCES AGREEMENT WITH FDA

• Management to host an investor conference call at 10:30 a.m.

MENTOR, OHIO (April 20, 2010) – STERIS Corporation today announced it has reached an agreement with the U.S. Food and Drug Administration (FDA) on the terms of a consent decree regarding its SYSTEM 1® liquid chemical sterilization system. Included in the agreement is a Transition Plan with a Rebate Program for current SYSTEM 1 Customers in the U.S. The consent decree is subject to approval by the U.S. District Court for the Northern District of Ohio.

In general, the agreement resolves the government’s complaint relating to the FDA’s allegations in its May 2008 warning letter, prohibits the sale of liquid chemical sterilization or disinfection products that do not have FDA clearance, formalizes STERIS’s Rebate Program and the continued support of SYSTEM 1 Customers during the FDA authorized transition time period, and describes various process and compliance issues.

“We are pleased that our plans for financial assistance and other support we will provide SYSTEM 1 Customers during this transition are now final,” said Walt Rosebrough, STERIS President and CEO. “We apologize to our Customers for the uncertainty this situation created over the last several months. However, we believe the Transition Plan will allow health care providers the time, financial support, and information necessary to make the best possible decisions for patients and caregivers.

We also appreciate the FDA’s efforts to accommodate the needs of health care providers and the patients they serve during this transition.”

The Transition Plan includes STERIS’s continued support of SYSTEM 1 Customers in the U.S., including the sale of consumables, parts and service, and accessories through August 2, 2011 for those SYSTEM 1 Customers who document their need for continued support.

In addition, under the Transition Plan, STERIS is offering a Rebate Program that gives U.S. Customers who purchased their SYSTEM 1 processors directly from STERIS, or who are current users of SYSTEM 1, the option of either a pro-rated cash rebate or a trade-in allowance toward the purchase of new STERIS capital equipment or consumable products. As a condition of participation in this Program, SYSTEM 1 units must be returned.

STERIS will also provide U.S. Customers full credit for unopened SYSTEM 1 consumables and accessories within the current shelf life expiration date. For Customers with service contracts, credit will be applied for the unused portion of the contracts based upon the date of de-installation. STERIS representatives will contact Customers shortly and provide specific Transition Plan information and certificates that must be completed and returned to permit continued support of their SYSTEM 1 processors.

As a result of the Rebate Program, the Company will record a liability of up to $100 million during the first quarter of fiscal 2011 that will result in a one-time reduction of revenue and operating income on a pre-tax basis.

As the Company previously announced, its new liquid chemical sterilant processing system, SYSTEM 1E™, was cleared by the FDA on April 5, 2010. SYSTEM 1E is cleared for the liquid chemical sterilization of cleaned, immersible, and reusable critical and semi-critical heat-sensitive devices. FDA has identified SYSTEM 1E as a legally available alternative to SYSTEM 1. STERIS will begin taking orders for SYSTEM 1E immediately, with delivery of the first units expected by the second quarter of fiscal 2011.

STERIS continues to believe that the SYSTEM 1 processor is safe and compliant. After more than 300 million uses, there have been no adverse health effects to patients known to STERIS when SYSTEM 1 is used as directed. Nonetheless, STERIS believes it is in the best interest of all stakeholders to resolve the government’s complaint and the SYSTEM 1 regulatory matter through this agreement with the FDA. STERIS’s actions since January 2009, including the current Transition Plan, were and are not recalls, corrections or removals under FDA regulation.

Conference Call

In conjunction with this release, STERIS Corporation management will host a conference call today at 10:30 a.m. Eastern time. The conference call can be heard live over the Internet at www.steris-ir.com or via phone by dialing 1-800-369-8428 in the United States and Canada, and 1-773-799-3378 internationally, then referencing the password “STERIS”.

For those unable to listen to the conference call live, a replay will be available from 12:00 p.m. Eastern time on April 20, 2010 until 5:00 p.m. Eastern time on May 4, 2010, either over the Internet at www.steris-ir.com or via phone by calling 1-800-839-2334 in the United States and Canada, and 1-203-369-3656 internationally.

About STERIS

The mission of STERIS Corporation is to provide a healthier today and safer tomorrow through knowledgeable people and innovative infection prevention, decontamination and health science technologies, products and services. The Company has approximately 5,000 dedicated employees around the world working together to supply a broad array of solutions by offering a combination of equipment, consumables and services to healthcare, pharmaceutical, industrial and government Customers. The Company is listed on the New York Stock Exchange under the symbol STE. For more information, visit www.steris.com.

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Contacts:

Investors:

Julie Winter, Director, Investor Relations at 440-392-7245.

News Media:

Stephen Norton, Director, Corporate Communications at 440-392-7482.

This news release and the referenced conference call may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to the Company or its industry or products that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this report, and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “potential,” “confidence,” “improve,” “optimistic,” “comfortable,” “trend”, and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, actions of regulatory agencies, and changes in laws, government regulations, labeling or product approvals, or the application or interpretation thereof. Other risk factors are described in the Company’s Form 10-K and other securities filings. Many of these important factors are outside STERIS’s control. No assurances can be provided as to any outcome from litigation, regulatory action, administrative proceedings, government investigations, warning letters, cost reductions, business strategies, earnings and revenue trends, expense reduction or other future financial results. Reference in this release to the consent decree, agreement, program, or products are summaries only and do not alter or modify the specific terms of the decree, agreement, program or product clearance or literature. Consult product labeling for specific product information and indications for use. Unless legally required, the Company does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the potential for increased pressure on pricing that leads to erosion of profit margins, (b) the possibility that market demand will not develop for new technologies, products or applications, or the Company’s business initiatives will take longer, cost more or produce lower benefits than anticipated, (c) the possibility that application of or compliance with laws, court rulings, certifications, regulations, regulatory actions, including without limitation previously disclosed FDA warning letters, government investigations, the December 3, 2009 FDA notice, the agreement with FDA concerning the consent decree, or other requirements or standards, may delay, limit or prevent new product introductions, affect the production and marketing of existing products, or otherwise affect Company performance, results, or value, (d) the potential of international unrest or effects of fluctuations in currencies, tax assessments or rates, raw material costs, benefit or retirement plan costs, or other regulatory compliance costs, (e) the possibility of reduced demand, or reductions in the rate of growth in demand, for the Company’s products and services, (f) the possibility that anticipated cost savings or other results may not be achieved, or that transition, labor, competition, timing, execution, regulatory, governmental, or other issues or risks associated with the matters described in this release, may adversely impact Company performance, results, or value, (g) the effect of the contraction in credit availability, as well as the ability of our customers and suppliers to adequately access the credit markets when needed, and (h) those risks described in our Annual Report on Form 10-K for the year ended March 31, 2009 and the Form 10-Q for the quarter ended December 31, 2009.